Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-182306) of Energy Transfer Partners, L.P. of our report dated February 24, 2012 relating to the consolidated financial statements of Citrus Corp., which appears in the Current Report on Form 8-K filed by Energy Transfer Partners, L.P. on June 6, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

July 26, 2012